Exhibit 4.1

See Restrictive Legends on Reverse Side of Certificate

Incorporated Under the Laws of the

State of Delaware

**P-	**	**	**

Novavax, Inc.

Series A Convertible Preferred Stock

THIS CERTIFIES THAT _______________________________ is the owner of _______________________________________________________________ (_______________)

shares of the Series A Convertible Preferred Stock of

Novavax, Inc.

transferable only on the records of the corporation upon surrender of this certificate, properly endorsed or assigned.

This certificate and the shares it represents are subject to the laws of the State of Delaware, provisions of the Second Amended and Restated Certificate of Incorporation of the corporation, as amended, and the Amended and Restated By-Laws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate, to all of which the holder of this certificate, by acceptance hereof, assents. Upon request, stockholders may obtain free of charge from the corporation’s principal office a statement describing the preferences, limitations and relative rights granted to or imposed upon each class or series of shares or upon the holders of such shares.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this ____ day of __________, __________.

Senior Vice President, General Counsel	Senior Vice President, Chief Business
and Corporate Secretary	Officer and Chief Financial Officer

FOR VALUE RECEIVED, the undersigned,                                                , hereby sell(s), assign(s) and transfer(s) unto                                                ,                                                 Shares represented by the Certificate, and do(es) hereby irrevocably constitute and appoint                                                                                                Attorney to transfer the said Shares on the books of the named corporation with full power of substitution in the premises.

Dated

In the Presence Of:
	(Witness)	(Stockholder)

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE CORPORATION, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BY PURCHASING THIS SECURITY, THE HOLDER REPRESENTS AND AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE CORPORATION’S PRIOR WRITTEN CONSENT, WHICH MAY BE WITHHELD AT ITS ABSOLUTE DISCRETION.